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                                                                  EXHIBIT 10.102


                  VITROGEN INTERNATIONAL DISTRIBUTION AGREEMENT


        This VITROGEN INTERNATIONAL DISTRIBUTION AGREEMENT ("Agreement"), effective as of January 1, 1998 (the "Effective Date"), is made by and between COLLAGEN INTERNATIONAL, INC., a Delaware corporation ("CII"), and COHESION TECHNOLOGIES, INC., a Delaware corporation formerly known as Collagen Technologies, Inc. ("Technologies").

                                    RECITALS

        1.      CII is a wholly owned subsidiary of Collagen Corporation
("Collagen").

        2. Technologies and Collagen have entered into a relationship whereby certain assets and liabilities are being transferred from Collagen to Technologies as further described in the Separation and Distribution Agreement effective as of January 1, 1998 between Collagen and Technologies (the "Separation Agreement") and in the Ancillary Agreements.

        3. Technologies wishes to appoint CII as a non-exclusive distributor in the Territory for certain products defined herein, and CII wishes to accept such appointment;

        NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Except as otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Separation Agreement. In addition, for the purposes of this Agreement, the capitalized terms set forth below shall have the meanings set forth in this Article I.

        1.1 "Product" shall mean the product currently known as Vitrogen(TM), the specifications which are attached hereto as Exhibit A ("Specifications").

        1.2 "Net Sale Price" shall mean the gross invoiced price for Products received by CII and/or its Affiliates for the sale of Product in the Territory less deductions made in the normal course of business for: (a) commercially reasonable quantity, trade and cash discounts or rebates, recalls, credits or allowance and adjustments separately and actually credited to customers for rejections and returns of Product; (b) charges for freight, postage, transportation, insurance, third party distribution costs and other distribution or delivery costs not otherwise charged to the customer and actually paid by CII and/or its Affiliates; and (c) any export, import, sales, use, withholding or excise tax, VAT, duties, tariffs, federal, state or local tax, or any other taxes or other government charges levied on the use, sale, transportation or delivery of Product and borne by CII and/or its Affiliates except any tax based on the net income of CII or its Affiliates.

        1.3     "Territory" shall mean Germany.


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                                   ARTICLE II
                                  DISTRIBUTION

        2.1 APPOINTMENT. Subject to the terms and conditions in this Agreement, Technologies hereby appoints CII as a non-exclusive distributor and reseller for the Product in the Territory, and CII hereby accepts such appointment; provided, however, that the parties specifically agree that CII shall have no duty to advertise, market or promote the Product in the Territory so as to increase or maintain Product sales in the Territory.

        2.2 ORDER AND ACCEPTANCE. No later than ninety (90) days prior to the beginning of each calendar quarter, representatives from each party shall meet, or communicate via telephone conference, to agree upon a forecast, of the projected sales for the Product in the Territory for such quarter ("Forecast"). Based on such Forecast, CII shall deliver to Technologies a written purchase order for Product no later than sixty (60) days prior to the beginning of such quarter specifying Product quantity and delivery date for such quarter. Purchase orders may initially be placed by telephone or telecopy; provided, however, that a signed confirming purchase order is received in writing (which may include telecopy transmission) by Technologies. Upon receipt, Technologies shall promptly accept such purchase order and return a signed acceptance thereof to CII. Notwithstanding anything herein to the contrary, no order shall be binding upon either party until accepted by Technologies in writing. Once accepted, each party may cancel or reschedule purchase orders for Product only with prior written approval of the other party.

        2.3 DELIVERY. Technologies shall ship (or shall direct Collagen to ship) Product to the address specified in the applicable purchase order submitted by CII by the scheduled delivery date specified therein; provided that Technologies shall have no liability for any delay in shipment that is due to Collagen's actions or failures to act. Technologies shall deliver Product to CII packaged and labeled in such form as to be ready for direct shipment to end users. All shipments shall be F.O.B. CII's receiving facilities in Munich, Germany, and Technologies shall bear the risk of loss and cost of transportation of the Product to CII's receiving facilities. All shipping, freight and insurance shall be paid by Technologies.

        2.4 PURCHASE PRICE. CII and/or its Affiliates shall pay to Technologies the Net Sale Price actually received by CII and/or its Affiliates for Product sold by CII and/or its Affiliates in the Territory.

        2.5     INVOICING AND REPORTING.

                2.5.1 Technologies shall invoice CII for each shipment of Product based on the Technologies' direct cost of procuring the Product ("Cost of Goods") contained in such shipment. All invoices shall be sent via first class mail or by telecopy to CII's address for notices hereunder.

                2.5.2 Within sixty (60) days after the last day of each calendar quarter, CII shall provide Technologies with a written report ("Sales Report") setting forth:


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                        (i)     the quantity of Product sold by CII and/or its
                                Affiliates in such quarter; and

                        (ii) the gross invoiced sales price and corresponding Net Sales Price received by CII and/or its Affiliates therefore in the currency in which such sale was made.

        2.6 PAYMENT AND AUDIT. CII shall pay Technologies for all invoiced amounts for Cost of Goods within thirty (30) days of receipt of Technologies' invoice. In addition, on the same day as the Sales Report is delivered for a quarter, CII shall pay Technologies an amount equal to the Net Sales Price less the Cost of Goods paid by CII for all Product sold during such quarter. All payments shall be made to Technologies in U.S. Dollars. The exchange rate to be used for all currency conversions shall be the rate as reported in the Wall Street Journal (Western Edition) on the last business day of the quarter for which such payment is due. Upon reasonable notice to CII, Technologies shall have the right to have an independent certified public accountant, selected by Technologies and reasonably acceptable to CII, audit CII's records during normal business hours to verify CII's calculation of the Net Sales Price for Product; provided, however, that such audit shall not take place more frequently than once a year and shall not cover such records for more than the preceding two (2) years. The accountant shall only report to Technologies to the accuracy of the amounts payable by CII to Technologies for Product, and in the event of any inaccuracy, the correct amounts thereof. Technologies shall promptly refund to CII the amount of any overpayment determined in such audit, and CII shall promptly pay to Technologies the amount of any underpayment. Such audit shall be at Technologies' expense unless such audit indicates greater than five percent (5%) underpayment by CII, in which case such audit shall be at CII's expense. CII shall preserve and maintain all such records and accounts required for audit for a period of two (2) years after the calendar quarter for which the record pertains.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        3.1 BY BOTH PARTIES. Each party represents and warrants to the other that: (i) it has full power and authority to execute, deliver and perform this Agreement; and (ii) the execution, delivery and performance by such party of this Agreement does not contravene any law, regulation, rule or order binding on such party and do not contravene the provisions of or constitute a default under any contract or other agreement binding on such party.

        3.2 REGULATORY APPROVALS. Technologies warrants to CII that any and all required government approvals, including any approvals under applicable health and safety laws and regulations, to import, register, market, distribute and sell the Product in the Territory, have been secured as of the Effective Date and shall be maintained during the Term of this Agreement, and Technologies shall indemnify CII for any liabilities and damages to CII arising from any breach of the foregoing warranty.


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                                   ARTICLE IV
                              TERM AND TERMINATION

        4.1 TERM. The term of this Agreement ("Term") shall commence on the Effective Date and continue in full force and effect until June 30, 1999.

        4.2 TERMINATION FOR CAUSE. Either party shall have the right to terminate this Agreement following any material breach or default in performance under this Agreement by the other party upon sixty (60) days prior written notice to the breaching party specifying the nature of the breach or default. Unless the breaching party has cured the breach or default prior to the expiration of the sixty (60) day period, the non-breaching party, at its sole option, may terminate this Agreement upon written notice to the breaching party. Termination of this Agreement shall become effective upon receipt of such second notice by the breaching party.

        4.3 EFFECT OF TERMINATION. Expiration or termination of this Agreement shall not relieve the parties of any right or obligation, including but not limited to any payment obligations, accruing prior to or upon such expiration or termination. The provisions of Sections 2.5, 2.6, 3.2 and 4.3 and Articles V and VI shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon expiration or termination of this Agreement.

                                    ARTICLE V
                             LIMITATION OF LIABILITY

        IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER THIRD PARTY FOR ANY LOST OPPORTUNITY OR PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY (INCLUDING NEGLIGENCE), AND WHETHER OR NOT SUCH PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


                                   ARTICLE VI
                                  MISCELLANEOUS

        6.1 GOVERNING LAW. This Agreement shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States without regard to that body of law known as conflicts of law. The parties specifically disclaim application of the Convention on Contracts for the International Sale of Goods to this Agreement.

        6.2 SECTION HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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        6.3     NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mall, return receipt requested, internationally recognized courier or personal delivery, addressed to the other party at the address below or at such other address for which such party gives notice hereunder.

                                          Collagen International, Inc.
                                          Attn: _________________________
                                          _______________________________
                                          Fax number: ___________________

                                          Collagen Technologies, Inc.
                                          Attn: _________________________
                                          2500 Faber Place
                                          Palo Alto, CA 94303
                                          Fax number: ___________________


Such notice shall be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

        6.4 FORCE MAJEURE. Neither party shall be considered in default of performance of its obligations under this Agreement to the extent that performance of such obligations is delayed by force majeure or contingencies or causes beyond the reasonable control of such party or its suppliers, including but not limited to strike, fire, flood, earthquake, windstorm, governmental acts or orders or restrictions, failure of suppliers, or any other reason to the extent that the failure to perform is beyond the reasonable control and not caused by the negligence or willful misconduct of the nonperforming party.

        6.5 NONASSIGNABILITY AND BINDING EFFECT. Each party agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party, which consent shall not be unreasonably withheld, except in connection with the sale of all or substantially all of the assigning party's related business. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to, the benefit of the parties hereto, their successors and assigns.

        6.6 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the parties.

        6.7 NO WAIVER. No waiver of any term or condition of this Agreement shall be valid or binding on either party unless agreed in writing by the party to be charged. The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement,


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shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

        6.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        6.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between CII and Technologies with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.


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        IN WITNESS WHEREOF, the parties hereto have caused this Vitrogen
International Distribution Agreement to be executed by their duly authorized representatives.

                                           COLLAGEN INTERNATIONAL, INC.



        Dated:  March 5, 1998              By:  /s/ Gary S. Petersmeyer
                -------------                   --------------------------------

                                           Name:  Gary S. Petersmeyer
                                                  ------------------------------

                                           Title:  President and CEO
                                                  ------------------------------



                                           COHESION TECHNOLOGIES, INC.



        Dated:  March 5, 1998              By:  /s/ David Foster
                -------------                   --------------------------------

                                           Name:  David Foster
                                                  ------------------------------

                                           Title: CEO
                                                  ------------------------------


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                                    EXHIBIT A

                                 SPECIFICATIONS

               Vitrogen(TM) Collagen Corporation Part No. 07010702